UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2013

Commission File Number	Exact name of registrant as specified in its charter, Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification No.
333-124154	Stanadyne Holdings, Inc. 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	20-1398860

333-45823	Stanadyne Corporation 92 Deerfield Road Windsor, CT 06095 (860) 525-0821	Delaware	22-2940378

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective September 30, 2013, M. David Jones retired as President and Chief Executive Officer of Stanadyne Corporation (“Stanadyne”) and as President of Stanadyne Holdings, Inc. (“Holdings” and, together with Stanadyne, the “Company”). Stanadyne and Mr. Jones have agreed to a severance agreement pursuant to which Stanadyne shall pay to Mr. Jones for a period of eighteen months following the date of separation, his base salary at the rate in effect at the date of termination for a total of $802,500 and the cost of participation by Mr. Jones and his dependents in the Company’s group health benefit plans in excess of amounts currently paid by Mr. Jones, estimated to be $13,500. In addition, Mr. Jones will continue as a director of Holdings and Stanadyne and receive annual cash compensation of an aggregate of $50,000 for serving as a director of both companies. Mr. Jones currently holds options to purchase 875,000 shares of Holdings' common stock which have vested and 3,375,000 options which remain unvested. In connection with the termination of Mr. Jones' employment, options to purchase an additional 875,000 shares will remain outstanding and eligible to vest in connection with a change of control transaction. The remaining unvested options, notwithstanding anything to the contrary contained in the Stanadyne Holdings, Inc. 2004 Equity Incentive Plan or the option awards, have been forfeited and cancelled on or prior to the separation date. The vested options shall remain exercisable until the final exercise date applicable to such option.

Effective September 30, 2013, Robert G. Isaman, 52, was appointed to the positions of President and Chief Executive Officer of Stanadyne and President of Holdings. Since June 2012, Mr. Isaman has been an Operating Partner at Kohlberg & Company (“Kohlberg”), the Company’s majority shareholder. Kohlberg is a leading U.S. private equity fund which acquires and owns middle market companies. From 2010 to 2012, Mr. Isaman was Chief Executive Officer of Stolle Machinery Company, LLC, a global technology and market leader in the metal/composite container-making equipment industry. From 2007 to 2009, Mr. Isaman was President at Terex Construction and Roadbuilding, with responsibility for divisions that design, manufacture, distribute and provide aftermarket services for a wide variety of roadbuilding and construction vehicles and equipment. Prior to that, Mr. Isaman spent 21 years at United Technologies Corporation, a diversified industrial manufacturer, in a number of positions of increasing responsibility, including serving as Vice President of Marketing and Field Operations of Otis Elevator Company in Hong Kong, S.A.R. from 2001 to 2002 and as President of Otis Elevator (China) Investment, Ltd. in Beijing, China from 2002 to 2005, before rising to the position of President of Fire Safety Americas, UTC Fire & Security in 2006. Since December 2012, Mr. Isaman has been a member of the board of directors and audit committee of TechPrecision Corporation, a global manufacturer of precision, large-scale fabricated and machined metal components and systems. From 2012 to July 2013, Mr. Isaman served as executive chairman of AGY Holding Corp., a private company that is a leader in high performance glass fiber yarn materials. He also currently serves on the Advisory Board of ClearEdge Power, a provider of clean, distributed power systems. Mr. Isaman holds a Bachelors of Science in Marketing from the University of Maryland and an M.B.A. from the George Washington University.

Mr. Isaman is an at-will employee and does not have a written employment agreement with Stanadyne or Holdings. The arrangements under which Mr. Isaman is compensated include:

•	a base salary starting at $550,000 annually, reviewed each year by the Compensation Committees of Holdings and Stanadyne;

•	eligibility for annual cash bonuses under Stanadyne’s Employee Incentive Plan based on the achievement of financial performance measures established annually by the Compensation Committees; and

•	a broad-based benefits package offered to all employees, including participation in health and welfare programs for medical, dental, life insurance and accidental death and disability.

In connection with Mr. Isaman’s appointment as President and Chief Executive Officer of Stanadyne, the Compensation Committee of Holdings will grant Mr. Isaman stock options to purchase 500,000 shares of Holdings common stock with an exercise price per share equal to the fair market value of Holdings' common stock at the date of grant with vesting terms to be determined by the Compensation Committee of Holdings' board of directors under the terms of the Stanadyne Holdings, Inc. 2004 Equity Incentive Plan.

Mr. Isaman will not receive any additional compensation for serving as the President of Holdings.

Mr. Isaman will also serve as a director on the board of directors of each of Holdings and Stanadyne. Holdings, Kohlberg and other stockholders of Holdings are parties to that certain Stockholders Agreement, dated August 6, 2004 (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, Kohlberg has the right to elect the directors of Holdings. All directors of Holdings also serve as directors of Stanadyne. All current directors, other than M. David Jones, are affiliated with Kohlberg and have been selected to be directors pursuant to the Stockholders Agreement based on their experience in serving as directors of other Kohlberg portfolio companies, many of which are manufacturing companies like Stanadyne, which the Company believes makes them well qualified to serve as directors. In addition, as a result of Mr. Isaman’s professional experiences, Mr. Isaman possesses particular knowledge and experience in various manufacturing industries, including heavy machinery, in developing globally specialty businesses, and technical knowledge that strengthen the Boards’ collective qualifications, skills and experience.

Mr. Isaman does not have any family relationships requiring disclosure under Item 401(d) of Regulation S‑K nor does he have any interests requiring disclosure under Item 404(a) of Regulation S-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits

99.1	Press Release issued by Stanadyne Corporation dated October 2, 2013.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stanadyne Holdings, Inc.
(Registrant)

Date:	October 4, 2013	By:	/s/ Stephen S. Langin
Stephen S. Langin
Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stanadyne Corporation
(Registrant)

Date:	October 4, 2013	By:	/s/ Stephen S. Langin
Stephen S. Langin
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit     Description

99.1	Press Release issued by Stanadyne Corporation dated October 2, 2013.